Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of NetSol Technologies, Inc. on Form 10-Q for the period ending March 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Roger K. Almond, Chief Financial Officer, and Principal Accounting Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and,

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 14, 2025

/s/ Roger K. Almond
Roger K. Almond
Chief Financial Officer
Principal Accounting Officer